SB 341 - Medical Treatment - individual's right of treatment desired

FIRST READER SUMMARY

A bill to amend Article 2 of Chapter 34 of Title 43 of the Official Code of Georgia Annotated, relating to licenses to practice medicine, so as to provide that individuals have the right to be provided with any medical treatment desired or authorized under certain conditions; to provide immunity from disciplinary actions.

SB 341 97                                            SB341/AP

      SENATE BILL 341

      By:  Senator Gochenour of the 27th


                              A BILL TO BE ENTITLED
                                     AN ACT


  1- 1 To amend Article 2 of Chapter 34 of Title 43 of the Official 1- 2 Code of Georgia Annotated, relating to licenses to practice 1- 3 medicine, so as to provide that individuals have the right 1- 4 to be provided with any medical treatment desired or 1- 5 authorized under certain conditions; to provide for a short 1- 6 title; to provide immunity from actions relating to 1- 7 unprofessional practice or conduct; to provide an effective 1- 8 date; to repeal conflicting laws; and for other purposes.

  1- 9       BE IT ENACTED BY THE GENERAL ASSEMBLY OF GEORGIA:

  1-10                           SECTION 1.
                                 ---------

  1-11 Article 2 of Chapter 34 of Title 43 of the Official Code of 1-12 Georgia Annotated, relating to licenses to practice
  1-13 medicine, is amended by adding after Code Section 43-34-42 a 1-14 new Code section to read as follows:

  1-15    "43-34-42.1.

  1-16 (a) This Code section shall be known and may be cited as 1-17 the 'Access to Medical Treatment Act.'

  1-18    (b) Notwithstanding any other provision of law, and except
  1-19    as provided in subsection (c) of this Code section, an
  1-20    individual shall have the right to be treated for any
  1-21    illness or disease which is potentially life threatening
  1-22    or chronically disabling by a person licensed to practice
  1-23    medicine under this article with any experimental or
  1-24    nonconventional medical treatment that such individual
  1-25    desires or the legal representative of such individual
  1-26    authorizes if such person licensed to practice medicine
  1-27    under this article has personally examined such individual
  1-28    and agrees to treat such individual.

  1-29 (c) A person licensed to practice medicine under this 1-30 article may provide any medical treatment to an individual 1-31 described in subsection
  (b) of this Code section if:

  1-32      (1) There is no reasonable basis to conclude that the
  1-33      medical treatment itself, when administered as directed,

  2- 1      poses an unreasonable and significant risk of danger to
  2- 2      such individual; and

  2- 3      (2) The person licensed to practice medicine under this
  2- 4      article has provided the patient with a written
  2- 5      statement and an oral explanation, which the patient has
  2- 6      acknowledged by the patient's signature or the signature
  2- 7      of the patient's legal representative, that discloses
  2- 8      the facts regarding the nature of the treatment,
  2- 9      specifically including that the treatment offered is
  2-10      experimental or nonconventional, that the drug or
  2-11      medical device has not been approved by the Food and
  2-12      Drug Administration for any indication, as well as the
  2-13      material risks generally recognized by reasonably
  2-14      prudent physicians of such treatment's side effects.

  2-15 (d) The treatment of patients in compliance with this Code
  2-16 section by a person licensed to practice medicine under 2-17 this article shall not by itself constitute unprofessional
  2-18 practice or conduct."

  2-19                           SECTION 2.
                                 ---------

  2-20 This Act shall become effective upon its approval by the 2-21 Governor or upon its becoming law without such approval.

  2-22                           SECTION 3.
                                 ---------

  2-23 All laws and parts of laws in conflict with this Act are 2-24 repealed.